Exhibit 99.3
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
     Dated: August 28, 2008

EXTERRAN HOLDINGS, INC.

By: Name:	J. MICHAEL ANDERSON J. Michael Anderson
Title:	Senior Vice President and Chief Financial Officer

EXTERRAN ENERGY CORP.

By: Name:	J. MICHAEL ANDERSON J. Michael Anderson
Title:	Senior Vice President and Chief Financial Officer

EXTERRAN GENERAL HOLDINGS LLC

By: Name:	J. MICHAEL ANDERSON J. Michael Anderson
Title:	Senior Vice President and Chief Financial Officer

EES GP, L.P.

By:	Exterran Energy Corp., its general partner

By: Name:	J. MICHAEL ANDERSON J. Michael Anderson
Title:	Senior Vice President and Chief Financial Officer

EXTERRAN HOLDINGS HL LLC

By: Name:	KARI L. JOHNSON Kari L. Johnson
Title:	Manager

EXTERRAN HL LLC

By: Name:	KARI L. JOHNSON Kari L. Johnson
Title:	Manager

EXTERRAN ENERGY SOLUTIONS, L.P.

By: Name:	J. MICHAEL ANDERSON J. Michael Anderson
Title:	Senior Vice President and Chief Financial Officer

EXH MLP LP LLC

By: Name:	PAMELA JASINSKI Pamela Jasinski
Title:	Manager

EXH GP LP LLC

By: Name:	PAMELA JASINSKI Pamela Jasinski
Title:	Manager

EXTERRAN GP LLC

By: Name:	J. MICHAEL ANDERSON J. Michael Anderson
Title:	Senior Vice President

EXTERRAN GENERAL PARTNER, L.P.

By:	Exterran GP LLC, its general partner

By: Name:	J. MICHAEL ANDERSON J. Michael Anderson
Title:	Senior Vice President